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                                  EXHIBIT 23.2

           CONSENT OF INDEPENDENT AUDITORS FOR CENTRAL BANCORPORATION,
                              DELOITTE & TOUCHE LLP

Independent Auditors' Consent

Board of Directors
InterWest Bancorp, Inc.
Oak Harbor, Washington

We consent to the incorporation by reference in the Registration Statements of InterWest Bancorp, Inc. on Form S-8 No. 33-99742, Form S-8 No. 333-13191, and Form S-8 No. 333-24525 of our report dated January 19, 1996, on the consolidated statements of operations, stockholders' equity, and cash flows of Central Bancorporation and subsidiaries for the year ended December 31, 1995 (not presented separately herein), appearing in the Annual Report on Form 10-K of InterWest Bancorp, Inc. for the year ended September 30, 1997.


Deloitte & Touche LLP
Seattle, Washington

December 22, 1997